SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
May 26, 2010 Date of Report (Date of Earliest Event Reported) Commission File No. 0-29935 CROWN EQUITY HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada, USA	33-0677140
(State of Incorporation or organization)	(I.R.S. Employer Identification No.)

5440 West Sahara Suite 205, Las Vegas, NV 89146
(Address of principal executive offices)(Zip code)

Company’s telephone number, including area code: (702) 448-1543

ITEM 5.03 Amendments to the Articles of Incorporation or Bylaws; Change in Fiscal Year.

Crown Equity Holdings, Inc. (the "Company") has filed a Certificate of Designation with the Nevada Secretary of State creating a class of preferred stock designated as “Series A Preferred Stock”, par value $.001 (the “Series A Stock”).  There are 25,000 shares of Series A Preferred Stock authorized, of which none are issued and outstanding.  Each share of Series A Stock is convertible into 10,000 shares of the Company’s common stock and the Series A Shareholders are entitled to elect a majority of the board of directors.  A copy of the Certificate of Designation is attached hereto.  The Company has a total of 10,000,000 shares of preferred stock authorized.

Item 8.01 Other Events

The Company’s CEO, Kenneth Bosket, has taken a temporary leave of absence for medical reasons.  It is anticipated that Mr. Bosket will be out for at least four weeks.  In his absence, the Board has designated Arnulfo Saucedo-Bardan as interim CEO.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

3*	Certificate of Designation for Series A Preferred Stock

__________
*filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

May 26, 2010	CROWN EQUITY HOLDINGS INC.

	By:	/s/ Arnulfo Saucedo-Bardan
Arnulfo Saucedo-Bardan, Interim CEO